Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED SECURITY AGREEMENT

dated as of

October 17, 2016, as amended on December 17, 2019

by

CLOUD PEAK ENERGY RESOURCES LLC
CLOUD PEAK ENERGY FINANCE CORP.

THE OTHER GRANTORS
FROM TIME TO TIME PARTY HERETO

in favor of

WILMINGTON SAVINGS FUND SOCIETY, FSB,

solely in its capacity as Collateral Agent

i

SCHEDULES:
Schedule 1	Subsidiary Guarantors
Schedule 2	Jurisdiction of Formation
Schedule 3	Equity Interests in Subsidiaries and Affiliates Owned by Grantors
Schedule 4	Other Investment Property Owned by Grantors
Schedule 5	Material Commercial Tort Claims
Schedule 6	Material Contracts with Governmental Authorities
Schedule 7	Locations of Equipment and Inventory
Schedule 8	Locations of active mine sites or preparation plants and As-Extracted Collateral
Schedule 9	Material Licenses
Schedule 10	Material Coal Supply Agreements
Schedule 11	Registered Intellectual Property
EXHIBITS:
Exhibit A	Security Agreement Supplement
Exhibit B	Copyright Security Agreement
Exhibit C	Patent Security Agreement
Exhibit D	Trademark Security Agreement

ii

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT dated as of December 17, 2019 (“Agreement”) among CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company (the “Company”), CLOUD PEAK ENERGY FINANCE CORP., a Delaware corporation (the “Co-issuer” and, together with the Company, the “Issuers”), CLOUD PEAK ENERGY INC., a Delaware corporation (the “Parent Guarantor”), the Subsidiary Guarantors (as defined herein) listed on Schedule 1 hereto, and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, solely in its capacity as Collateral Agent under the Indenture (as defined below) (the “Collateral Agent”).

RECITALS:

A.       The Issuers, the Parent Guarantor and the Subsidiary Guarantors (collectively the “Original Grantors”) have heretofore delivered to Wilmington Trust, National Association (the “Predecessor Collateral Agent”) the Security Agreement, dated as of October 17, 2016 (as amended, supplemented or otherwise modified from time to time prior to the Restatement Date, the “Existing Security Agreement”), pursuant to which such Original Grantors have granted liens and security interests on their assets (other than assets constituting Excluded Collateral) to secure their obligations described in the Existing Security Agreement.

B.       The Issuers, the Parent Guarantor, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee (the “Predecessor Trustee”) and as Predecessor Collateral Agent are party to an Indenture, dated as of October 17, 2016 (the “Existing Indenture”).

C.       Pursuant to the Confirmation Order, with effect as of the Effective Date, the Predecessor Collateral Agent is replaced by Wilmington Savings Fund Society, FSB as the Collateral Agent (the “Successor Collateral Agent”).

D.       Pursuant to the terms of the Confirmation Order, (i) the Issuers, the Parent Guarantor, the Subsidiary Guarantors, and the Collateral Agent have concurrently herewith entered into an Amended and Restated Indenture (the “Indenture”) and (ii) certain terms and conditions of the Existing Security Agreement are hereby amended and the Existing Security Agreement is hereby restated in its entirety as so amended, without novation, as of the Restatement Date in the form of this Agreement;

NOW, THEREFORE, each Grantor hereby agrees with Collateral Agent as follows:

Section 1.          Definitions.

(a)               Terms Defined in the Indenture. Terms defined in the Indenture and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein. The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

(b)               Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
As-Extracted Collateral	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Equipment	9-102
Financial Asset	8-102 & 103
Fixtures	9-102
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Record	9-102
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102
Uncertificated Security	8-102

(c)               Additional Definitions. The following additional terms, as used herein, have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code, as amended, Title 11, U.S. Code.

“Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

“Collateral” means all, property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific Grantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.

“Collateral Accounts” means the Cash Collateral Accounts.

“Confirmation Order” means the order of the Bankruptcy Court for the District of Delaware, dated as of December 5, 2019, confirming the joint chapter 11 plan of reorganization of the Issuers and the Guarantors.

“Contingent Secured Obligation” means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is:

(i)       an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

(ii)       an obligation under a Hedging Agreement to make payments that cannot be quantified at such time;

(iii)       any other obligation (including any guarantee) that is contingent in nature at such time; or

(iv)       an obligation to provide collateral to secure any of the foregoing types of obligations.

“Contracts” means all written contracts and agreements, including, but not limited to, any coal supply agreements (including the coal supply agreements listed on Schedule 10), equipment leases and transportation contracts, between any Grantor and any other Person as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time, including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto and (iii) all rights of any Grantor to damages arising thereunder.

“Control” has the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9- 107, as may be applicable to the relevant Collateral.

“Copyright License” means any agreement granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence.

“Copyrights” means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), and all registrations and applications for the foregoing including those set forth in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii)all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv)all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit B, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Effective Date” means the date upon which a notice of effectiveness is filed in connection with the joint chapter 11 of reorganization of the Issuers and the Guarantors, which date is December 17, 2019.

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

“Expense Account” means the account No. 1077652087 maintained with PNC Bank, National Association in the name of the Company.

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102 of the UCC and, in any event, including with respect to any Grantor, all leases, licenses, permits, concessions, franchises and authorizations issued or granted by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, and all pending applications therefor filed by such Grantor, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, and (iii) all rights of such Grantor to damages arising thereunder.

“Grantors” means the Issuers and the Guarantors.

“Intellectual Property” means all intellectual property now owned or hereafter acquired by any Grantor, including Patents, Copyrights, Licenses, Trademarks, trade secrets and confidential or proprietary technical and business information (including know-how).

“Intellectual Property Filing” means (i) with respect to any Patent, exclusive Patent License, Trademark or exclusive Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, and (ii) with respect to any Copyright or exclusive Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.

“Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Material Adverse Effect” means any event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a material (a) adverse effect on (i) the business, assets, operations or condition (financial or otherwise) of the Issuers and the Guarantors taken as a whole, or (ii) the ability of the Issuers and the Guarantors (taken as a whole) to perform any of their payment obligations under any Note Document or (b) impairment of the rights of or benefits available to the Secured Parties under any Note Document.

“Material Contract” means any Contract to which any Grantor is a party that is material to the Company and its subsidiaries, taken as a whole, and in respect of which breach or non- performance, would reasonably be expected to have a Material Adverse Effect.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document creating a Lien (to the extent feasible) on real property (including any leasehold interests in real property) and improvements thereto in favor of, the Collateral Agent (or a sub-agent appointed pursuant to Section 19(b)) for the benefit of the Secured Parties.

“Original Grantor” has the meaning set forth in the recitals hereto.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Patent License” means any agreement granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent.

“Patents” means (i) all letters patent and design letters patent of the United States or any other country and all applications therefor, including those set forth in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Patent Security Agreement” means a Patent Security Agreement, substantially in the form of Exhibit C, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Personal Property Collateral” means all property included in the Collateral except Real Property Collateral.

“Pledged” when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.

For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Real Property Collateral” means all real property (including any leasehold interests in real property) and fixed improvements thereto included in the Collateral.

“Recordable Intellectual Property” means (i) any Patent registered with the United States Patent and Trademark Office and any exclusive Patent License with respect to a Patent so registered (excluding (x) licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms and (y) nonexclusive licenses incidental to the purchase of equipment that are generally available to others who purchase the same equipment), (ii) any Trademark registered with the United States Patent and Trademark Office, and any exclusive Trademark License with respect to a Trademark so registered, (iii) any Copyright registered with the United States Copyright Office and any exclusive Copyright License with respect to a Copyright so registered (excluding (x) licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms and (y) non-exclusive licenses incidental to the purchase of equipment that are generally available to others who purchase the same equipment), and all rights in or under any of the foregoing.

“Restatement Date” means December 17, 2019.

“Secured Agreement” when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of an Issuer, obligations of a Guarantor and/or rights of the holder with respect to such Secured Obligation.

“Secured Obligations” means all the Obligations of the Issuers with respect to the Notes, the Obligations of the Guarantors under the Note Guaranties and all other Obligations of the Issuers and the Guarantors under the Note Documents.

“Secured Parties” means the holders from time to time of the Secured Obligations.

“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 21 and/or adding additional property to the Collateral.

“Security Documents” means this Agreement, the Security Agreement Supplements, the Mortgages, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered pursuant to the Note Documents.

“Subsidiary Guarantor” means each Subsidiary listed on Schedule 1 to this Agreement and each Subsidiary that shall, at any time after the date hereof, become a Guarantor pursuant to Section 21 of this Agreement.

“Trademark License” means any agreement granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark.

“Trademarks” means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, and trade dress, (ii) the goodwill of the business symbolized by or associated with each of the foregoing, (iii) all registrations and applications to register any of the foregoing, including those set forth in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit D, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Transaction Liens” means the Liens granted by the Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 2.          Grant of Transaction Liens.

(a)               Each Grantor, in each case in order to secure its Secured Obligations (as defined in the Original Indenture) previously granted to the Predecessor Collateral Agent for the benefit of the Predecessor Collateral Agent, the Predecessor Trustee and the other Secured Parties a continuing security interest in all the property of such Grantor listed in clauses (i) through (xviii) of this paragraph (a), as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Existing Grant”). Each Grantor, in each case in order to secure its Secured Obligations (as defined in the Indenture), (i) hereby ratifies and affirms the Existing Grant for the benefit of the Collateral Agent, the Trustee and the other Secured Parties and (ii) hereby grants to the Collateral Agent for the benefit of the Collateral

Agent, the Trustee and the other Secured Parties a continuing security interest in all the following property of such Grantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i)             all Accounts;

(ii)            all As-Extracted Collateral;

(iii)           all Chattel Paper,

(iv)           all cash and Deposit Accounts;

(v)            the Commercial Tort Claims described in Schedule 5;

(vi)           all Contracts;

(vii)          all Documents;

(viii)         all Equipment;

(ix)            all Fixtures;

(x)             all General Intangibles;

(xi)            all Instruments;

(xii)           all Intellectual Property;

(xiii)          all Inventory;

(xiv)          all Investment Property;

(xv)           all Letter-of-Credit Rights;

(xvi)         all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Grantor pertaining to any of its Collateral;

(xvii)        such Grantor’s ownership interest in (A) its Collateral Accounts, (B) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, and (C) all cash held in its Collateral Accounts from time to time; and

(xviii)       all Proceeds of the Collateral described in the foregoing clauses (i) through (vii);

provided that the Excluded Collateral is excluded from the foregoing security interests; and provided further that the security interests granted hereunder shall include the right of the applicable Grantor to receive all proceeds derived from or in connection with the sale, assignment or transfer of the Excluded Collateral but only to the extent that, and only for so long as, such proceeds are not properties that would constitute the Excluded Collateral themselves.

(b)               Notwithstanding the foregoing or anything in this Agreement or any other Security Document to the contrary, (i) remedies with respect to Collateral as to which creation and perfection is governed by a Mortgage but also included in the definition of Collateral under this Agreement shall be governed by the provisions of the applicable Mortgage, (ii) the creation (other than by this Agreement) or perfection of pledges of or security interests in particular assets will not be required if, and for so long as, the creation or perfection of such security interests would require a foreign law governed security or pledge agreement, and (iii) no Grantor shall be required (A) to take steps to perfect the security interest in Excluded Accounts, (B) to take steps to perfect the security interests in property and assets (other than deposit, securities and commodities accounts) requiring perfection through control agreements (other than the filing a financing statement under the Uniform Commercial Code of any applicable jurisdiction to the extent such security interest can be perfected by such filing), (C) to take steps to perfect the security interests granted hereunder by indicating such security interest on the certificate of title for any motor vehicle asset or other asset that is covered by a certificate of title, (D) to take steps to perfect the security interest in Letter-of-Credit Rights (other than the filing a financing statement under the Uniform Commercial Code of any applicable jurisdiction to the extent such security interest can be perfected by such filing), (E) to seek any third party consent, or (F) to take steps to perfect the security interests granted hereunder in any commercial tort claims.

(c)               With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(d)               The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

Section 3.          General Representations and Warranties. Each Grantor represents and warrants that:

(a)               Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in Schedule 2.

(b)               With respect to each Grantor, Schedule 3 lists all Equity Interests in Subsidiaries and Affiliates owned by such Grantor as of the Restatement Date.

(c)               With respect to each Grantor, Schedule 4 lists, as of the Restatement Date, all Securities owned by such Grantor (except Securities evidencing Equity Interests in Subsidiaries and Affiliates).

(d)               With respect to each Grantor, Schedule 6 lists, as of the Restatement Date, all Material Contracts with Governmental Authorities to which such Grantor is a party other than those described in the Parent Guarantor’s and the Company’s 10-K or 10-Q filings with the SEC.

(e)               As of the Restatement Date, except for those locations listed on Schedule 7 where (i) mining equipment may be, from time to time, in the possession of a third party in order to be repaired or rebuilt or (ii) coal inventory may be, from time to time, stored on a temporary basis prior to being transported to customers, none of the Equipment or Inventory that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

(f)                With respect to each Grantor, Schedule 9 lists, as of the Restatement Date, each Material Contract to which such Grantor is party that is a License.

(g)               With respect to each Grantor, Schedule 11 lists, as of the Restatement Date, all Intellectual Property of such Grantor that is registered or subject to applications for registration in the name of such Grantor.

(h)               All Pledged Equity Interests owned by such Grantor in its Subsidiaries are owned by it free and clear of any Lien other than any Liens permitted under Section 4.10 of the Indenture. All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Grantor is not and will not become a party to or otherwise bound by any agreement (except the Note Documents and except as otherwise permitted under the Indenture) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

(i)                 Such Grantor has good and valid title to all its Collateral that is material to its business, except where the failure to have such title or interest does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All the Collateral is free and clear of any Lien other than Liens permitted under Section 4.10 of the Indenture.

(j)                 No effective financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Liens permitted under Section 4.10 of the Indenture. As of the Restatement Date, no Collateral owned by such Grantor is in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than in connection with any Lien permitted under Section 4.10 of the Indenture.

(k)               The Transaction Liens on all Personal Property Collateral owned by such Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Restatement Date (or, if such Grantor on a later date first obtains rights thereto or obtains a consent or removes another applicable restriction on granting a security interest thereon, then on such later date) and (iii) when so attached, will secure all of such Grantor’s Secured Obligations.

(l)                 Subject to the limitations set forth therein, when the relevant Mortgages have been duly executed and delivered, the Transaction Liens on all Real Property Collateral owned by such Grantor as of the Restatement Date will have been validly created and will secure all such Grantor’s Secured Obligations. When such Mortgages have been duly recorded, such Transaction Liens will rank prior to all other Liens (except for Liens permitted under Section 4.10 of the Indenture) on such Real Property Collateral.

(m)             [Reserved].

(n)               UCC financing statements describing the Collateral as “all personal property” have been filed in the offices in the jurisdiction of formation specified in Schedule 2 and the Transaction Liens constitute perfected security interests in the Personal Property Collateral owned by such Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except for Liens permitted under Section 4.10 of the Indenture. In addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections Section 4(a) and Section 6(a)) and the Transaction Liens constitute perfected security interests in all right, title and interest of such Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except for Liens permitted under Section 4.10 of the Indenture. Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings (iii) the due recordation of the Mortgages, (iv) notices of the Transactions required under the Mining Permits (including to the Bureau of Alcohol, Tobacco and Firearms) and Environmental Permits regarding a change in control that were or will be given to the applicable Governmental Authority on or prior to the date by which such notices were or are due, (v) the entry into control agreements and (vi) steps which are, pursuant to Section 2(b) above, not required, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens.

(o)               Such Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors to the same extent as required for the Liens granted on the Restatement Date.

(p)               [Reserved].

(q)               All of such Grantor’s Inventory has or will have been produced in compliance with the applicable material requirements of the Fair Labor Standards Act, as amended.

Section 4.          Further Assurances; General Covenants. Each Grantor covenants as follows:

(a)               Such Grantor will, from time to time, at the Company’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing) that from time to time may be necessary or desirable, or that the Collateral Agent may request, in order to:

(i)                 create, preserve, perfect, confirm or validate the Transaction Liens on such Grantor’s Collateral, subject, in each case to the exceptions and exclusions in the Note Documents and to the same extent as required for the Liens granted on the Issue Date;

(ii)              in the case of Certificated Securities, cause the Collateral Agent to have Control thereof;

(iii)            enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iv)             enable, to the extent possible, the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Grantor’s Collateral, subject, in each case to the exceptions and exclusions in the Note Documents.

Without limiting the foregoing, such Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property” or other words to that effect) and other information set forth therein as the Collateral Agent may deem necessary or desirable for the purposes set forth in the preceding sentence. Each Grantor also ratifies its authorization for the Collateral Agent to file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof for the purposes set forth in the preceding sentence. The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Company will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b)               Such Grantor will not (i) change its name or organizational form or structure or (ii) change its jurisdiction of organization, unless, in each case, it promptly informs the Collateral Agent and takes all steps reasonably that are necessary to maintain the perfection and status of the Transaction Liens.

(c)               Such Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Grantor may do any of the foregoing unless doing so would violate a covenant in the Indenture. Concurrently with any sale, lease, exchange, assignment or other disposition permitted by the foregoing proviso, the Transaction Liens on the assets sold, leased, exchanged, assigned or otherwise disposed of (but not in any Proceeds arising from such sale or disposition) will be released in accordance with Section 11.05 of the Indenture. The Collateral Agent will promptly, at the Company’s expense, execute and deliver to the relevant Grantor such documents as such Grantor shall reasonably request to evidence the fact that any asset so sold, leased, exchanged, assigned or otherwise disposed of is no longer subject to a Transaction Lien.

(d)               Such Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Grantor’s Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

Section 5.          As-Extracted Collateral. If any Grantor acquires any interest in any preparation plant or any As-Extracted Collateral, then, in each case, unless such preparation plant is included on Schedule 8 hereto, such Grantor will (i) provide notice thereof to the Collateral Agent within 20 days of such acquisition, together with a supplement to Schedule 8 reflecting such acquisition, (ii) prepare and file any financing statement covering such As-Extracted Collateral (which financing statements shall include the name of the record owner of the real estate if other than the Grantor and sufficient real estate descriptions for recording) as are necessary to record and perfect the Lien in such As-Extracted Collateral and (iii) pay all related filing fees and any recording or stamp taxes due in connection with such filings.

Section 6.          Recordable Intellectual Property. Each Grantor covenants as follows:

(a)               On the Restatement Date or such later date on which it signs and delivers its first Security Agreement Supplement, such Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it. At the request of the Collateral Agent (it being understood that the Collateral Agent shall have no duty to make such request), Grantor will sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement covering any acquired material Recordable Intellectual Property, and the provisions of this Agreement shall automatically apply thereto.

(b)               Such Grantor will notify the Collateral Agent as soon as reasonably practicable if any material Recordable Intellectual Property owned by such Grantor is abandoned or dedicated to the public, or if there is any proceeding instituted in the United States Copyright Office, the United States Patent and Trademark Office or any court, that challenges such Grantor’s ownership of such material Recordable Intellectual Property. If any of such Grantor’s rights to any material Recordable Intellectual Property are infringed, misappropriated or diluted by a third party such that there is a Material Adverse Effect, such Grantor will notify the Collateral Agent thereof as soon as is reasonably practicable.

(c)               Upon the occurrence and during the continuance of an Event of Default upon the Collateral Agent’s request, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

Section 7.          Investment Property. Each Grantor represents, warrants and covenants as follows:

(a)               Certificated Securities. On the Restatement Date or the date on which it signs and delivers its first Security Agreement Supplement, such Grantor shall have delivered to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Grantor. Thereafter, whenever such Grantor acquires any other certificate representing a Pledged Certificated Security, such Grantor will, as promptly as practicable, deliver such certificate to the Collateral Agent as Collateral hereunder. The provisions of this subsection shall not apply to any Excluded Collateral.

(b)               [Reserved].

(c)               [Reserved].

(d)               [Reserved].

(e)               Perfection as to Certificated Securities. When (x) such Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent, which delivery shall be in compliance with Section 7(j) and (y) the Collateral Agent takes possession and obtains Control in the State of New York over such Pledged Certificated Security, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others (other than Liens permitted under Section 4.10 of the Indenture), and (ii) the Collateral Agent will have Control of such Pledged Certificated Security.

(f)                [Reserved].

(g)               [Reserved].

(h)               [Reserved].

(i)                 Agreement as to Applicable Jurisdiction. In respect of all Security Entitlementsowned by such Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8- 110(e)) will at all times be located in the United States. In respect of all Commodity Contracts owned by such Grantor and all Commodity Accounts in which such Commodity Contracts are carried, the Commodity Intermediary’s jurisdiction (determined as provided in UCC Section 9- 305(b)) will at all times be located in the United States.

(j)                 Delivery of Pledged Certificates. All Pledged Certificates, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank.

(k)               Certification of Limited Liability Company and Partnership Interests. Any limited liability company and any partnership controlled by any Grantor shall either (i) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (ii) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Agent pursuant to Section 7(a) and such Grantor shall fulfill all other requirements under Section 7 applicable in respect thereof.

Section 8.          [Reserved].

Section 9.          Cash Collateral Accounts. If and when required for purposes hereof or of any other Note Document, the Collateral Agent will establish with respect to each Grantor an account (each a “Cash Collateral Account”), in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by such Grantor that are to be deposited therein pursuant to the Note Documents shall be deposited from time to time. Funds held in any Cash Collateral Account may, until withdrawn, be invested and reinvested in such Cash Equivalents as the relevant Grantor shall request from time to time; provided that if an Event of Default shall have occurred and be continuing, the Collateral Agent may, but shall not be obligated to, select such Cash Equivalents. Subject to Section 15, withdrawal of funds on deposit in any Cash Collateral Account shall be permitted if, as and when expressly so provided in or in respect of the applicable provision of the Note Documents pursuant to which such Cash Collateral Account was required to be established.

Section 10.      Commercial Tort Claims. Each Grantor represents, warrants and covenants as follows:

(a)               Schedule 5 accurately describes, with the specificity required to satisfy Official Comment 5 to UCC Section 9-108, each Material Commercial Tort Claim with respect to which such Grantor is the claimant as of the Restatement Date. In the case of any Grantor , Schedule 4 to its first Security Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Material Commercial Tort Claim with respect to which such Grantor is the claimant as of the date on which it signs and delivers such Security Agreement Supplement.

Section 11.      Transfer of Record Ownership. At any time when an Event of Default under Section 6.01(a) of the Indenture shall have occurred and be continuing, the Collateral Agent, may, but shall not be obligated to, (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section.

Section 12.      Right to Vote Securities.

(a)               Unless an Event of Default shall have occurred and be continuing and Collateral Agent has provided written notice of its exercise of rights pursuant to Section 12(b) below, each Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it.

(b)               If an Event of Default shall have occurred and be continuing, then with written notice to the Company, the Collateral Agent will have the exclusive right to, but not the obligation to, the extent permitted by law (and, in the case of a Pledged partnership interest, whether general or limited, or Pledged membership interest or similar interest in a limited liability company, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

Section 13.      [Reserved].

Section 14.      Remedies upon Event of Default.

(a)               If an Event of Default shall have occurred and be continuing, the Collateral Agent may, but shall not be obligated to, exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub- agents) under the Security Documents.

(b)               Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may, but shall not be obligated to exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, any Secured Party may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Collateral Agent, which may be withheld in its discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any such sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim, or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.

(c)               Notice of any such sale or other disposition shall be given to the relevant Grantor(s) as (and if) required by Section 17.

(d)               For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

(e)               The foregoing provisions of this Section shall apply to Real Property Collateral only to the extent permitted by applicable law and the provisions of any applicable Mortgage.

Section 15.      Application of Proceeds.

(a)               If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent and Trustee, and all expenses, liabilities and advances incurred or made by the Collateral Agent and Trustee in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent and Trustee pursuant to Sections 7.07 and 11.08 of the Indenture;

second, to pay (i) all Secured Obligations under the Note Documents (including without limitation principal of and interest on the Notes and all other amounts owing thereunder), and (ii) all other Secured Obligations, in each case pro rata in accordance with their respective amounts, until payment in full of all such interest and fees shall have been made (or so provided for); and

third, to pay to the relevant Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Subsidiary Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second and third only in a maximum aggregate amount equal to the greatest amount that would not render respective Grantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable state law. The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b)               In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 19(c). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

Section 16.      [Reserved.]

Section 17.      Authority to Administer Collateral. Each Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Issuers’ expense, to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral:

(a)               to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b)               to obtain and adjust insurance required to be maintained by such Grantor pursuant to the Indenture, if any,

(c)               to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(d)               to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

(e)               to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Personal Property Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

Section 18.      Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

Section 19.      General Provisions Concerning the Collateral Agent.

(a)               The provisions of Articles VII and XI of the Indenture shall inure to the benefit of the Collateral Agent, and shall be binding upon all Grantors and all Secured Parties, in connection with this Agreement and the other Security Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Trustee directs the Collateral Agent in writing to exercise, and (iii) except as expressly set forth in the Note Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Grantor that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents and shall have no obligation to take any action to procure or maintain such validity, perfection, sufficiency, adequacy, priority or enforceability, including without limitation no responsibility to make any filings to perfect or maintain the perfection of the Collateral Agent’s security interest in the Collateral. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent and the Trustee.

(b)               Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Affiliates and through its and its Affiliates’ respective directors, officers, members, partners, employees, agents and advisors (jointly, the “Related Parties”). The exculpatory provisions of Section 18 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

(c)               Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Holders, their Secured Obligations and actions taken by them, (ii) the Trustee for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records, and (iii) the Issuers, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

(d)               Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction or instruction from the Trustee or any Secured Parties, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

Section 20.      Termination of Transaction Liens; Release of Collateral.

(a)               The Transaction Lien granted by any Grantor shall terminate, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of Section 11.05 of the Indenture.

(b)               The Collateral (or a portion thereof) shall be released from the Transaction Lien created by this Agreement, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of Section 11.05 of the Indenture.

(c)               Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the relevant Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

Section 21.      Additional Guarantors and Grantors. Any Subsidiary of the Parent Guarantor may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Grantor” as defined herein.

Section 22.      [Reserved.]

Section 23.      Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 13.01 of the Indenture, and in the case of any such notice, request or other communication to a Grantor other than the Company, shall be given to it in care of the Company.

Section 24.      No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under this Agreement or any other Note Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Note Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 25.      Successors and Assigns. The Liens provided for in this Agreement are for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on each party hereto and their respective successors and assigns.

Section 26.      Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Holders, if any, as are required to consent thereto under Article IX of the Indenture. No such waiver, amendment or modification shall be binding upon any Grantor, except with its written consent.

Section 27.      Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

Section 28.      Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 29.      Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

Section 30.      Conflicts with Note Documents. To the fullest extent possible, the terms and provisions of this Agreement shall be read together with the terms and provisions of each other Note Document so that the terms and provisions of this Agreement do not conflict with the terms and provisions of any Note Document; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of the Indenture conflicts with any terms or provisions of any Note Document, including this Agreement, the terms or provisions of the Indenture shall govern and control for all purposes; provided further that (a) the inclusion in this Agreement of terms and provisions as to rights or remedies in favor of the Collateral Agent related to Collateral and not expressly addressed in the Indenture shall not be deemed to be in conflict with the Indenture and all such rights or remedies contained herein shall be given full force and effect, and (b) the inclusion in this Agreement of terms or provisions that are less restrictive to the Parent Guarantor or any Subsidiary thereof shall not be deemed to be in conflict with the Indenture and all such terms and provisions contained herein shall be given full force and effect.

Section 31.      Entire Agreement. This Agreement, the other Note Documents and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 32.      Concerning the Collateral Agent. The Collateral Agent is a party to this Agreement solely in its capacity as Collateral Agent pursuant to the Indenture and not in its individual capacity. The Collateral Agent shall have all of the rights, privileges and immunities afforded to it as Collateral Agent under the Indenture and the other Note Documents as though fully set forth herein. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be required to take any action under this Agreement unless consented to by the Holders of a majority in the aggregate principal amount of the outstanding Notes.

Section 33.      Amendment and Restatement. Upon the execution and delivery of this Agreement by the Grantors party hereto and the Collateral Agent, this Agreement shall supersede all provisions of the Existing Security Agreement as of the Restatement Date. The Grantors hereby agree that, notwithstanding the execution and delivery of this Agreement, the liens and security interests created and provided for under the Existing Security Agreement continue in effect under and pursuant to the terms of this Agreement for the benefit of all of the Secured Obligations, as defined herein, and each of the instruments and documents executed and delivered pursuant to the terms of the Existing Security Agreement (including, without limitation, all currently filed UCC financing statements in favor of the Predecessor Collateral Agent, for the benefit of the Secured Parties, as amended or assigned to the Collateral Agent pursuant to the Confirmation Order) shall continue in full force and effect securing the Secured Obligations, as defined herein, and all references therein to the Existing Security Agreement or any other instrument or document executed and delivered in connection therewith shall be deemed a reference to this Agreement. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Existing Security Agreement as to the indebtedness and obligations which would otherwise be secured thereby prior to giving effect to this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CLOUD PEAK ENERGY RESOURCES LLC, as an Issuer

By:	/s/ Heath Hill
Name: Heath Hill
Title: Chief Financial Officer

CLOUD PEAK ENERGY FINANCE CORP., as an Issuer

By:	/s/ Heath Hill
Name: Heath Hill
Title: Chief Financial Officer

CLOUD PEAK ENERGY INC. as the Parent Guarantor

By:	/s/ Heath Hill
Name: Heath Hill
Title: Chief Financial Officer

[SIGNATURE PAGE - SECURITY AGREEMENT]

ANTELOPE COAL LLC,

ARROWHEAD I LLC,

ARROWHEAD II LLC,

ARROWHEAD III LLC,

BIG METAL COAL CO. LLC,

CABALLO ROJO HOLDINGS LLC,

CABALLO ROJO LLC,

CLOUD PEAK ENERGY LOGISTICS LLC,

CLOUD PEAK ENERGY LOGISTICS I LLC,

CLOUD PEAK ENERGY SERVICES COMPANY, CORDERO MINING HOLDINGS LLC,

CORDERO MINING LLC,

CORDERO OIL AND GAS LLC,

KENNECOTT COAL SALES LLC,

NERCO COAL LLC,

NERCO COAL SALES LLC,

NERCO LLC,

PROSPECT LAND AND DEVELOPMENT LLC,

RESOURCE DEVELOPMENT LLC,

SEQUATCHIE VALLEY COAL CORPORATION,

SPRING CREEK COAL LLC,

WESTERN MINERALS LLC,

YOUNGS CREEK HOLDINGS I LLC,

YOUNGS CREEK HOLDINGS II LLC,

YOUNGS CREEK MINING COMPANY, LLC,

as Subsidiary Guarantors

By:	/s/ Heath Hill
Name: Heath Hill
Title: Chief Financial Officer

[SIGNATURE PAGE - SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON SAVINGS FUND SOCIETY, FSB, solely in its capacity as Collateral Agent

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

[SIGNATURE PAGE - SECURITY AGREEMENT]

SCHEDULE 1

SUBSIDIARY GUARANTORS

ANTELOPE COAL LLC

ARROWHEAD I LLC

ARROWHEAD II LLC

ARROWHEAD III LLC

BIG METAL COAL CO. LLC

CABALLO ROJO HOLDINGS LLC

CABALLO ROJO LLC

CLOUD PEAK ENERGY LOGISTICS LLC

CLOUD PEAK ENERGY LOGISTICS I LLC

CLOUD PEAK ENERGY SERVICES COMPANY

CORDERO MINING HOLDINGS LLC

CORDERO MINING LLC

CORDERO OIL AND GAS LLC

KENNECOTT COAL SALES LLC

NERCO COAL LLC

NERCO COAL SALES LLC

NERCO LLC

PROSPECT LAND AND DEVELOPMENT LLC

RESOURCE DEVELOPMENT LLC

SEQUATCHIE VALLEY COAL CORPORATION

SPRING CREEK COAL LLC

WESTERN MINERALS LLC

YOUNGS CREEK HOLDINGS I LLC

YOUNGS CREEK HOLDINGS II LLC

YOUNGS CREEK MINING COMPANY, LLC

Schedule 1 to Security Agreement

SCHEDULE 2

JURISDICTION OF FORMATION

Grantor	Jurisdiction of Organization
ANTELOPE COAL LLC	Delaware
ARROWHEAD I LLC	Delaware
ARROWHEAD II LLC	Delaware
ARROWHEAD III LLC	Delaware
BIG METAL COAL CO. LLC	Delaware
CABALLO ROJO HOLDINGS LLC	Delaware
CABALLO ROJO LLC	Delaware
CLOUD PEAK ENERGY INC.	Delaware
CLOUD PEAK ENERGY FINANCE CORP.	Delaware
CLOUD PEAK ENERGY LOGISTICS LLC	Oregon
CLOUD PEAK ENERGY LOGISTICS I LLC	Delaware
CLOUD PEAK ENERGY RESOURCES LLC	Delaware
CLOUD PEAK ENERGY SERVICES COMPANY	Delaware
CORDERO MINING HOLDINGS LLC	Delaware
CORDERO MINING LLC	Delaware
CORDERO OIL AND GAS LLC	Delaware
KENNECOTT COAL SALES LLC	Oregon
NERCO COAL LLC	Delaware
NERCO COAL SALES LLC	Tennessee
NERCO LLC	Delaware
PROSPECT LAND AND DEVELOPMENT LLC	Oregon
RESOURCE DEVELOPMENT LLC	Washington
SEQUATCHIE VALLEY COAL CORPORATION	Tennessee
SPRING CREEK COAL LLC	Delaware
WESTERN MINERALS LLC	Oregon
YOUNGS CREEK HOLDINGS I LLC	Delaware
YOUNGS CREEK HOLDINGS II LLC	Delaware
YOUNGS CREEK MINING COMPANY, LLC	Delaware

Schedule 2 to Security Agreement

SCHEDULE 3

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES
OWNED BY GRANTORS
(as of the Restatement Date)

Issuer	Owner of Equity Interest	# of Shares/Units	Stock Certificate/LLC	Percentage Owned
1) Cordero Mining Holdings LLC	Cloud Peak Energy Resources LLC	9	4	99.8%
	Cloud Peak Energy Services	2	3	0.2%
2) Caballo Rojo Holdings LLC	Cloud Peak Energy Resources LLC	9	4	99.8%
	Cloud Peak Energy Services	2	3	0.2%
3) NERCO LLC	Cloud Peak Energy Resources LLC	9	4	99.8%
	Cloud Peak Energy Services	2	3	0.2%
4) Cloud Peak Energy Services	Cloud Peak Energy Resources LLC	1	7	100%
5) Cloud Peak Energy Finance Corp.	Cloud Peak Energy Resources LLC	1	2	100%
6) Cordero Mining LLC	Cordero Mining Holdings LLC	1	2	100%
7) Caballo Rojo LLC	Caballo Rojo Holdings LLC	1	2	100%
8) NERCO Coal LLC	NERCO LLC	1	R-1	100%
9) NERCO Coal Sales LLC	NERCO Coal LLC	1	1	100%
10) Western Minerals LLC	NERCO Coal LLC	1	1	100%
11) Resource Development LLC	NERCO Coal LLC	1	2	100%
12) Spring Creek Coal LLC	NERCO Coal LLC	1	1	100%
13) Antelope Coal LLC	NERCO Coal LLC	1	R-1	100%
14) Prospect Land and Development	NERCO Coal LLC	1	1	100%
15) Kennecott Coal Sales LLC	NERCO Coal LLC	1	1	100%
16) Cloud Peak Energy Logistics LLC	NERCO Coal LLC	100	2	100%
17) Cloud Peak Energy Logistics I LL	Cloud Peak Energy Logistics LLC	100	1	100%
18) Cloud Peak Energy Resources LLC	Cloud Peak Energy Inc.	61,932,736	N/A	100%
19) Sequatchie Valley Coal Corporation	NERCO Coal LLC	2,000	5	100%
20) Big Metal Coal Co. LLC	NERCO Coal LLC	100	1	100%
21) Arrowhead I LLC	NERCO Coal LLC	100	1	100%
22) Cordero Oil and Gas LLC	Cordero Mining LLC	100	1	100%

Schedule 3 to Security Agreement

Issuer	Owner of Equity Interest	# of Shares/Units	Stock Certificate/LLC	Percentage Owned
23) Arrowhead II LLC	Arrowhead I LLC	100	1	100%
24) Arrowhead III LLC	Arrowhead I LLC	100	1	100%
25) Youngs Creek Holdings I LLC	Arrowhead II LLC	100	1	100%
26) Youngs Creek Holdings II LLC	Arrowhead III LLC	100	1	100%
27) Youngs Creek Mining Company, LLC	Youngs Creek Holdings I LLC	N	N/A	50%
	Youngs Creek Holdings II LLC	N	N/A	50%

Schedule 3 to Security Agreement

SCHEDULE 4

INVESTMENT PROPERTY
(other than Equity Interests in Subsidiaries and Affiliates)
OWNED BY GRANTORS
(as of the Restatement Date)

None.

Schedule 4 to Security Agreement

SCHEDULE 5

MATERIAL COMMERCIAL TORT CLAIMS

(as of the Restatement Date)

None.

Schedule 5 to Security Agreement

SCHEDULE 6

MATERIAL CONTRACTS WITH GOVERNMENTAL AUTHORITIES

(as of the Restatement Date)

None.

Schedule 6 to Security Agreement

SCHEDULE 7

LOCATIONS OF EQUIPMENT AND INVENTORY

(as of the Restatement Date)

None.

Schedule 7 to Security Agreement

SCHEDULE 8

LOCATIONS OF ACTIVE MINE SITES OR PREPARATION PLANTS AND
AS-EXTRACTED COLLATERAL

(as of the Restatement Date)

None.

Schedule 8 to Security Agreement

SCHEDULE 9

MATERIAL LICENSES

(as of the Restatement Date)

None.

Schedule 9 to Security Agreement

SCHEDULE 10

MATERIAL COAL SUPPLY AGREEMENTS

(as of the Restatement Date)

None.

Schedule 10 to Security Agreement

SCHEDULE 11

REGISTERED INTELLECTUAL PROPERTY

(as of the Restatement Date)

INTELLECTUAL PROPERTY

Patents and Trademarks

U.S. TRADEMARK REGISTRATIONS

Serial Number	Registration Number	Registered Owner	Trademark	Renewal Deadline
85006983	3930706	Cloud Peak Energy Resources LLC, a Delaware limited liability company.		03/15/21
85006999	3924959	Cloud Peak Energy Resources LLC, a Delaware limited liability company.	CLOUD PEAK ENERGY	03/01/21
85006998	3924958	Cloud Peak Energy Resources LLC, a Delaware limited liability company.		03/01/21
76252211	2875225	Cloud Peak Energy Resources LLC, a Delaware limited liability company.	ENERGY TO POWER THE COUNTRY	08/17/24
85803010	4580969	Cloud Peak Energy Resources LLC, a Delaware limited liability company.	PROVIDE FOR TODAY, PROTECT FOR TOMORROW	08/05/20

Schedule 11 to Security Agreement

U.S. TRADEMARK APPLICATIONS

OWNER	TITLE	APPLICATION NUMBER
Cloud Peak Energy Resources LLC, a Delaware limited liability company.	BIG METAL COAL	85955989

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title
N/A

PATENT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title
N/A

Schedule 11 to Security Agreement

Copyrights

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title	Expiration Date
N/A

COPYRIGHT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title
N/A

Schedule 11 to Security Agreement

EXHIBIT A
to Security Agreement

SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of , , between [NAME OF GRANTOR] (the “Grantor”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Agent.

RECITALS:

CLOUD PEAK ENERGY RESOURCES LLC and CLOUD PEAK ENERGY FINANCE CORP. (together, the “Issuers”), CLOUD PEAK ENERGY INC. (the “Parent Guarantor”), the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as Collateral Agent, are parties to the Amended and Restated Security Agreement dated as of December 17, 2019 (as may be amended and/or supplemented, the “Security Agreement”) under which the Issuers, the Parent Guarantor and the Subsidiary Guarantors secure certain of obligations of the Issuers (the “Issuers Secured Obligations”) and the guaranties of the Borrower Secured Obligations (each, a “Secured Guarantee”) by the Parent Guarantor and the Subsidiary Guarantors;

[Name of Grantor] desires to become [is] a party to the Security Agreement as a Subsidiary Guarantor and Grantor thereunder;

Terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Grant of Transaction Liens. (a) In order to secure the Secured Obligations, the Grantor grants to the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the other Secured Parties a continuing security interest in all property of the Grantor of the type described in Section 2(a) of the Security Agreement and subject to the exclusions and limitations set forth in Section 2, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”).

ii.       With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

iii.       The foregoing transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

Exhibit A to Security Agreement

1

2.       Delivery of Collateral. Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Grantor is complying with the provisions of Section 7 of the Security Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

3.       Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Collateral Agent, the Grantor will become a party to the Security Agreement as a “Subsidiary Guarantor” and “Grantor” and will thereafter have all the rights and obligations of a Subsidiary Guarantor and a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto; provided that provisions that expressly apply only to Original Grantors (as defined in the Security Agreement) shall not apply to the Grantor.

4.       Representations and Warranties. (a) The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in Schedule 1 hereto.

ii.       Within 60 days after the date hereof, the Grantor will furnish to the Collateral Agent a file search report from each UCC filing office in the state of the Grantor’s jurisdiction of formation listed in Schedule 1, showing the filing made at such filing office to perfect the Transaction Liens on the New Collateral.

iii.       The execution and delivery of this Security Agreement Supplement by the Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby (i) do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (A) the filing of such UCC financing statements, (B) such Intellectual Property Filings, (C) the due recordation of the Mortgages, if applicable, (D) notices of the transactions required under any Mining Permit or Environmental Permit regarding a charge in control that will be given to the applicable Governmental Authority on or prior to the date by which such notices are due, (E) the entry into control agreements, and (F) steps which are, pursuant to Section 2(b) of the Security Agreement, not required; (ii) are within its corporate or other powers, (iii) have been duly authorized by all necessary corporate or other action, (iv) do not violate its organizational documents, (v) do not contravene or constitute a default under, any provision of applicable law or regulation or of agreement, judgment, injunction, order, decree or other instrument binding upon it, except in each case referred to in this clause (v) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect, or (vi) will not result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

iv.       The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

v.       Each of the representations and warranties set forth in Sections 3, 7, and 10 of the Security Agreement is true as applied to the Grantor and the New Collateral; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be

Exhibit A to Security Agreement

2

true and correct in all respects as of such earlier date (to the extent the Grantor would be a party to the Security Agreement on such earlier date). For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Restatement Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Security Agreement Supplement.

5.       Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

6.       Concerning the Collateral Agent. The Collateral Agent is a party to this Security Agreement Supplement solely in its capacity as Collateral Agent pursuant to the Indenture and not in its individual capacity. The Collateral Agent shall have all of the rights, privileges and immunities afforded to it as Collateral Agent under the Indenture and the other Note Documents as though fully set forth herein.

Exhibit A to Security Agreement

3

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Agent

By:
Name:
Title:

Exhibit A to Security Agreement

4

Schedule 1
to Security Agreement

Supplement

JURISDICTION OF FORMATION

Grantor	Jurisdiction of Organization	Filing Office

Exhibit A to Security Agreement

5

Schedule 2
to Security Agreement

Supplement

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES
OWNED BY GRANTOR

Issuer	Jurisdiction of Organization	Percentage Owned	Number of Share Units

Exhibit A to Security Agreement

6

Schedule 3
to Security Agreement

Supplement

INVESTMENT PROPERTY
(other than Equity Interests in Subsidiaries and Affiliates)
OWNED BY GRANTOR

PART 1 – Securities

Exhibit A to Security Agreement

7

Schedule 4
to Security Agreement

Supplement

MATERIAL COMMERCIAL TORT CLAIMS

Exhibit A to Security Agreement

8

EXHIBIT B
to Security Agreement

COPYRIGHT SECURITY AGREEMENT

WHEREAS, [name of Grantor], a [corporation]1, (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, CLOUD PEAK ENERGY RESOURCES LLC and CLOUD PEAK ENERGY FINANCE CORP. (together, the “Issuers”) are parties to an Amended and Restated Indenture, dated as of December 17, 2019, among the Issuers, CLOUD PEAK ENERGY INC. (the “Parent Guarantor”), the Subsidiary Guarantors party thereto, and Wilmington Savings Fund Society, FSB, as Trustee and the Collateral Agent.

WHEREAS, pursuant to (i) the Amended and Restated Security Agreement dated as of December 17, 2019 (as may be amended and/or supplemented from time to time, the “Security Agreement”) among the Issuers, the Parent Guarantor, the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as the Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Copyright Security Agreement), the Grantor has secured certain of its obligations (the “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types, of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

i.       each Copyright (as defined in the Security Agreement) owned by the Grantor that is Recordable Intellectual Property (as defined in the Security Agreement), including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

ii.       each Copyright License (as defined in the Security Agreement) to which the Grantor is a party, including, without limitation, each exclusive Copyright License identified in Schedule 1 hereto; and

iii.       all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Copyright owned by the Grantor (including, without limitation, any

1 Modify as needed if the Grantor is not a Corporation.

Exhibit B to Security Agreement

1

Copyright identified in Schedule 1), and all rights and benefits of the Grantor under any Copyright License (including, without limitation, any exclusive Copyright License identified in Schedule 1).

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

The Collateral Agent is a party to this Copyright Security Agreement solely in its capacity as Collateral Agent pursuant to the Indenture and not in its individual capacity. The Collateral Agent shall have all of the rights, privileges and immunities afforded to it as Collateral Agent under the Indenture and the other Note Documents as though fully set forth herein.

Exhibit B to Security Agreement

2

IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be duly executed by their respective authorized officers as of the                day of                        ,                       .

[NAME OF GRANTOR]

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Agent

By:
Name:
Title:

Exhibit B to Security Agreement

3

Schedule l to Copyright
Security Agreement

[NAME OF GRANTOR]

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title	Expiration Date

COPYRIGHT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

EXCLUSIVE COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Exhibit B to Security Agreement

4

EXHIBIT C
to Security Agreement

PATENT SECURITY AGREEMENT

WHEREAS, [name of Grantor], a [corporation]2, (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, CLOUD PEAK ENERGY RESOURCES LLC and CLOUD PEAK ENERGY FINANCE CORP. (together, the “Issuers”) are parties to an Amended and Restated Indenture, dated as of December 17, 2019, among the Issuers, CLOUD PEAK ENERGY INC. (the “Parent Guarantor”), the Subsidiary Guarantors party thereto, and Wilmington Savings Fund Society, FSB, as Trustee and the Collateral Agent.

WHEREAS, pursuant to (i) the Amended and Restated Security Agreement dated as of December 17, 2019 (as may be amended and/or supplemented from time to time, the “Security Agreement”) among the Issuers, the Parent Guarantor, the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as the Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Patent Security Agreement), the Grantor has secured certain of its obligations (the “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types, of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

i.       each Patent (as defined in the Security Agreement) owned by the Grantor that is Recordable Intellectual Property (as defined in the Security Agreement), including, without limitation, each Patent referred to in Schedule 1 hereto;

ii.       each Patent License (as defined in the Security Agreement) to which the Grantor is a party, including, without limitation, each exclusive Patent License identified in Schedule 1 hereto; and

iii.       all proceeds of, and revenues from, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Patent owned by the Grantor (including, without limitation, any Patent identified in Schedule 1 hereto), and all rights

_________________

2 Modify as needed if the Grantor is not a Corporation.

Exhibit C to Security Agreement

1

and benefits of the Grantor under any Patent License (including, without limitation, any exclusive Patent License identified in Schedule 1 hereto).

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full ower of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

The Collateral Agent is a party to this Patent Security Agreement solely in its capacity as Collateral Agent pursuant to the Indenture and not in its individual capacity. The Collateral Agent shall have all of the rights, privileges and immunities afforded to it as Collateral Agent under the Indenture and the other Note Documents as though fully set forth herein.

Exhibit C to Security Agreement

2

IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be duly executed by their respective authorized officers as of the                day of the                     day of                         ,                                .

[NAME OF GRANTOR]

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Agent

By:
Name:
Title:

Exhibit C to Security Agreement

3

Schedule l to Patent
Security Agreement

[NAME OF GRANTOR]

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title

PATENT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Exhibit C to Security Agreement

4

EXHIBIT D
to Security Agreement

TRADEMARK SECURITY AGREEMENT

WHEREAS, [name of Grantor], a [corporation]3, (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, CLOUD PEAK ENERGY RESOURCES LLC and CLOUD PEAK ENERGY FINANCE CORP. (together, the “Issuers”) are parties to an Amended and Restated Indenture, dated as of December 17, 2019 among the Issuers, CLOUD PEAK ENERGY INC. (the “Parent Guarantor”), the Subsidiary Guarantors party thereto, and Wilmington Savings Fund Society, FSB, as Trustee and the Collateral Agent.

WHEREAS, pursuant to (i) the Amended and Restated Security Agreement dated as of December 17, 2019 (as may be amended and/or supplemented from time to time, the “Security Agreement”) among the Issuers, the Parent Guarantor, the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as the Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Trademark Security Agreement), the Grantor has secured certain of its obligations (the “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Trademark Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types, of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

i.       each Trademark (as defined in the Security Agreement) owned by the Grantor that is Recordable Intellectual Property (as defined in the Security Agreement), including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto , and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

ii.       each Trademark License (as defined in the Security Agreement) to which the Grantor is a party, including, without limitation, each exclusive Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

iii.       all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third

3Modify as needed if the Grantor is not a Corporation.

Exhibit D to Security Agreement

1

parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of any Trademark owned by the Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Grantor under any Trademark License (including, without limitation, any exclusive Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

The Collateral Agent is a party to this Trademark Security Agreement solely in its capacity as Collateral Agent pursuant to the Indenture and not in its individual capacity. The Collateral Agent shall have all of the rights, privileges and immunities afforded to it as Collateral Agent under the Indenture and the other Note Documents as though fully set forth herein.

Exhibit D to Security Agreement

2

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be duly executed by their respective authorized officers as of the               day of                           ,                              .

[NAME OF GRANTOR]

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Agent

By:
Name:
Title:

Exhibit D to Security Agreement

3

Schedule l to Trademark
Security Agreement

[NAME OF GRANTOR]

TRADEMARK REGISTRATIONS

U.S. TRADEMARK REGISTRATIONS

Trademark	Registration Number	Registration Date

U.S. TRADEMARK APPLICATIONS

Trademark	Registration Number	Registration Date

EXCLUSIVE TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Exhibit D to Security Agreement

4